Exhibit 99.2
EXECUTION COPY

STOCKHOLDER AGREEMENT
by and among
COLUMBUS MERGERCO, INC.,
COLUMBUS MIDCO HOLDINGS, INC.,
and
the Stockholder party hereto
Dated as of April 20, 2010

Exhibits
Exhibit A     Holdings of Stockholder
Exhibit B     Senior Executives of the Company
Exhibit C     Tax Notice
Exhibit D     E&O Notice

STOCKHOLDER AGREEMENT
          STOCKHOLDER AGREEMENT dated as of April 20, 2010 (this “Agreement”), between COLUMBUS MIDCO HOLDINGS, INC., a Delaware corporation (“Parent”), COLUMBUS MERGERCO, INC., a Delaware corporation (“Sub”), and the stockholder on the signature page hereto (the “Stockholder”), a Stockholder of FIDELITY SEDGWICK HOLDINGS, INC., a Delaware corporation (the “Company”).
WITNESSETH
          WHEREAS, Parent, Sub and the Company propose to enter into, simultaneously herewith, an Agreement and Plan of Merger (as the same may hereafter be amended or amended and restated from time to time, the “Merger Agreement”) pursuant to which Sub will merge with and into the Company (the “Merger”);
          WHEREAS, as of the date hereof, the Stockholder owns the number of shares of common stock, par value $.01 per share, of the Company (the “Company Common Stock”), the number of options to purchase Company Common Stock (the “Company Options”) and the number of shares of FSC Preferred Stock (as defined in the Merger Agreement), in each case, as set forth on Exhibit A hereto (all such Company Common Stock and FSC Preferred Stock being referred to herein as the “Shares”);
          WHEREAS, as of the date hereof, the Stockholder has the power to vote the number of shares of Company Common Stock and the number of shares of FSC Preferred Stock set forth on Exhibit A; and
          WHEREAS, as a condition of and inducement to Parent’s execution of the Merger Agreement, the Stockholder has agreed to enter into this Agreement.
          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
ARTICLE I
TRANSFER AND VOTING OF COMPANY COMMON STOCK; REDEMPTION OF FSC PREFERRED STOCK
     1.1. Adoption of Merger Agreement. By its execution and delivery of this Agreement, the Stockholder hereby waives all notice of the time, place and purpose of a special meeting of the Company’s stockholders for the purpose of adopting the Merger Agreement and approving the Merger, and pursuant to Section 228 of the DGCL, does hereby consent in writing to the adoption of the Merger Agreement and the approval of the Merger. The Stockholder agrees that it will not hereafter revoke or modify such consent or execute another consent or vote its

Company Common Stock for any proposal that would prevent or delay the consummation of the transactions contemplated by the Merger Agreement.
     1.2. Transfer of Shares. The Stockholder hereby agrees to not sell, assign, transfer, pledge or otherwise dispose of (by operation of law or otherwise) any Shares other than pursuant to the Merger or, with respect to the FSC Preferred Stock, Section 2.6 of the Merger Agreement, or enter into any contract, commitment, option or other arrangement or undertaking (other than the Merger Agreement) with respect to the direct or indirect acquisition or sale, assignment, pledge, encumbrance, transfer or other disposition of any Shares.
     1.3. Redemption of FSC Preferred Stock. By its execution and delivery of this Agreement, the Stockholder hereby consents to the redemption of its FSC Preferred Stock in exchange for payment of an amount per share equal to $10 per share (the “Liquidation Preference”) of FSC Preferred Stock held by the Stockholder, plus accrued and unpaid dividends, if any, to the Closing Date pursuant to Section 2.6 of the Merger Agreement, and acknowledges and agrees that upon payment in full of the Liquidation Preference and all accrued and unpaid dividends thereon, if any, to which the Stockholder is entitled, all rights of the Stockholder shall cease with respect to its FSC Preferred Stock, and such FSC Preferred Stock shall not thereafter be transferred on the books of Fidelity Sedgwick Corporation (“FSC”) to reflect any transfer made by the Stockholder or deemed to be outstanding for any purposes whatsoever. The Stockholder agrees that it will not hereafter revoke or modify such consent or execute another consent or vote its FSC Preferred Stock for any proposal that would prevent or delay the consummation of the redemption of the FSC Preferred Stock contemplated by Section 2.6 of the Merger Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
          The Stockholder hereby represents and warrants to Parent and Sub, as of the date hereof and as of the Closing Date (in each case, except that those representations and warranties that are made as of a specified date shall be made only as of such date), as follows:
     2.1. Capitalization and Title.
     (a) Capitalization. As of the date hereof, the Shares set forth in Exhibit A of Section 2.1(b), together with the Shares of the other Stockholders set forth in Exhibit A of the Additional Stockholder Agreements, constitute all of the issued and outstanding shares of the capital stock of the Company, and there are no additional shares reserved for issuance (other than shares reserved in respect of Company Options). “Additional Stockholder Agreement” means the Stockholder Agreement of each other Stockholder of the Company not a party hereto (as “Additional Stockholder”) entered into on the date hereof in substantially the form of this Agreement. The Company has not issued any voting indebtedness. As of the date hereof, except for the Holders, there are no other record owners of any shares of the Company Common Stock. Upon consummation of the transactions contemplated hereby, no Company Options will be outstanding.

     (b) Title. The Stockholder is the holder and beneficial owner of the Shares set forth on Exhibit A and of any shares of Company Common Stock acquired after the date hereof through Company Option exercises and has good and valid title to such Shares, free and clear of any Liens. Immediately prior to the consummation of the transactions contemplated hereby, all such issued and outstanding Company Common Stock of the Stockholder shall be owned by the Stockholder free and clear of any Liens. The Shares set forth on Exhibit A are the only shares of the capital stock of the Company held by Stockholder, except for any shares acquired after the date hereof through Company Option exercises. All issued and outstanding shares of Company Common Stock owned by the Stockholder have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the certificate of incorporation or by-laws of the Company or any Contract to which the Company is a party or otherwise bound. The Stockholder has the ability to vote all the Shares of the Company Common Stock owned by it at any meeting of the stockholders of the Company and has the ability to vote all the Shares of FSC Preferred Stock owned by it at any meeting of the stockholders of FSC and to take the actions with respect to the Shares set forth in Article I of this Agreement. Other than the (i) Amended and Restated Stockholders Agreement, dated as of June 4, 2008, by and among the Company, FSC and the holders of the Company Common Stock party thereto and (ii) the Amended and Restated Registration Rights Agreement, dated as of June 4, 2008, by and among the Company and holders of the Company Common Stock party thereto, the Stockholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares owned by it. The Stockholder is the holder and beneficial owner of the Company Options, if any, set forth on Exhibit A and has good and valid title thereto, free and clear of any Liens.
     2.2. Status and Authority.
     (a) The Stockholder, if not an individual, is a corporation or other entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. The Stockholder has the requisite corporate or other entity power and authority or individual capacity, as applicable, to execute and deliver this Agreement and, as applicable, the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.
     (b) The execution, delivery and performance by the Stockholder of this Agreement, and, as applicable, any other Transaction Document to which it is a party, have been duly authorized by all necessary corporate or other entity action, to the extent required, and no further proceedings will be necessary, for the execution and delivery of such agreements by the Stockholder, the performance by the Stockholder of its obligations hereunder or thereunder and the consummation of the transactions contemplated hereby and thereby.
     2.3. Binding Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes, and each of the other Transaction Documents to be entered into by the Stockholder will be duly executed and delivered prior to the Closing Date by the Stockholder and each will constitute, the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies.
     2.4. No Conflicts.
     (a) The execution, delivery and performance by the Stockholder of this Agreement and, as applicable, the other Transaction Documents to which it is a party and the consummation by the Stockholder of the transactions contemplated hereby and thereby, do not and will not (with or without the giving of notice, the lapse of time, or both) conflict with, or result in any violation or breach of, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Stockholder under, or require any Consent under, (i) any Applicable Law applicable to the Stockholder or any of its respective properties or assets, (ii) any Contract to which the Stockholder is a party or by which any of its properties or assets is bound or affected or (iii) any Organizational Document of the Stockholder that is not an individual, except in the case of clauses (i) and (ii) above, for any such conflict, violation, breach or approval which would not reasonably be expected to materially impair the ability of the Stockholder to consummate the transactions contemplated hereby or by any other Transaction Document to which it is a party.
     (b) No Governmental Approval is required to be obtained or made by or with respect to the Stockholder in connection with the execution and delivery of this Agreement and, as applicable, the other Transaction Documents to which it is a party or the consummation of the transactions by the Stockholder contemplated hereby or thereby, except (i) compliance with the applicable requirements of the HSR Act and (ii) where the failure to do so would not reasonably be expected to materially impair the ability of the Stockholder to consummate the transactions contemplated hereby or by any other Transaction Document to which it is a party.
ARTICLE III
COVENANTS OF STOCKHOLDER
     3.1. Further Assurances.
     (a) From time to time and without additional consideration, the Stockholder shall execute and deliver, or cause to be executed and delivered, such additional documents or instruments, and shall take such further actions, as Parent may reasonably request, at Stockholder’s expense, for the purpose of giving effect to this Agreement and any other Transaction Documents to which the Stockholder is a party. The Stockholder shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all other things necessary, proper or advisable, at Stockholder’s expense, to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Documents.

     (b) The Stockholder shall use its reasonable best efforts to cooperate in all reasonable respects with Parent, and to keep Parent informed in all material respects with respect to any communication given or received by the Stockholder, in connection with any filing, submission, investigation or proceeding relating to, or which could have a material effect on, the transactions contemplated by the Merger Agreement. The Stockholder agrees to take all actions necessary to make the filings required of it under applicable Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable and in any event with respect to filings required by it pursuant to the HSR Act, within ten Business Days of the date hereof, and to supply as promptly as practicable, and in any event within five Business Days of the receipt of any request therefor, any additional information and documentary or other material that may be requested of it pursuant to any such Antitrust Law.
     3.2. Disclosure. No press release or public announcement related to the Merger Agreement or the transactions contemplated thereby shall be issued or made by the Stockholder without the approval of Parent, unless required by Applicable Law or any listing agreement with any national securities exchange (in the reasonable opinion of counsel), in which case Parent shall have the right to review such press release or announcement prior to publication. The Parent will not issue any press release or public announcement related to the Merger Agreement or the transactions contemplated thereby which names the Stockholder without the approval of the Stockholder, it being agreed that the Stockholder has expressly agreed to the Parent’s press release related to the transaction.
     3.3. Non-solicit; Non-hire.
     (a) For a period ending three years after the Closing Date, the Stockholder agrees that neither it, nor any Affiliate, nor its Affiliates’ personnel and representatives shall, directly or indirectly, either on its own behalf or on behalf of another Person, engage in or assist others in soliciting, recruiting or hiring to work any of the individuals listed on Exhibit B; provided, that the foregoing shall not apply to any portfolio company Affiliate of the Stockholder unless the Stockholder or one its non-portfolio company Affiliates directly or indirectly, assisted or was otherwise involved in the solicitation.
     (b) From and after the Closing, the Stockholder agrees that it shall not, and shall cause each of its Affiliates and its Affiliates’ personnel and representatives (including accountants, legal advisers and other professional advisers of any of the foregoing) not to, use or disclose to any other Person any Business Confidential Information; provided, that the Stockholder may disclose Business Confidential Information in order to comply with any Applicable Law, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the Stockholder in the course of any litigation, investigation or administrative proceeding; provided, further, that, if the Stockholder or any of its Affiliates becomes legally compelled by a request for documents, subpoena, investigative demand or similar judicial or administrative process to disclose any Business Confidential Information, the Stockholder shall provide Parent with prompt prior written notice of such requirement to the extent permitted by Applicable Law, and, to the extent reasonably practicable, cooperate with Parent and its Affiliates (at Parent’s sole cost and expense) to obtain a protective order or similar remedy to cause Business Confidential Information not to be disclosed, including interposing all available objections thereto, such as objections based on settlement privilege. In the event that such protective order or other similar remedy is not obtained, the Stockholder shall furnish only that portion of Business Confidential Information that has been legally compelled. The obligation of the Stockholder and its Affiliates and their respective personnel and representatives to not disclose any such information shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. For purposes of this Agreement, the term “Business Confidential Information” means all non-public, confidential information related to the business of the Company and its subsidiaries, including financial information, business plans and customer lists, but excluding any information pertaining to the general business and industry in which the Company operates.
     (c) The parties to this Agreement acknowledge that the covenants set forth in this Section 3.3 are an essential element of this Agreement and that, but for these covenants, the parties would not have entered into the Merger Agreement. The parties to this Agreement acknowledge that this Section 3.3 constitutes an independent covenant and shall not be affected by performance or nonperformance by any other party of any other provision of this Agreement or any other Transaction Document. The parties to this Agreement acknowledge that the types and periods of restriction imposed in the provisions of this Section 3.3 are fair and reasonable and are reasonably required for the protection of the parties. If any provision contained in this Section 3.3 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 3.3, but this Section 3.3 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by Applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under Applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 3.3 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such Applicable Law. The Stockholder agrees that Parent shall be entitled to injunctive relief in the event of any actual or threatened breach of this Section 3.3, in addition to any other available remedies.
     3.4. Waivers and Acknowledgments.
     (a) The Stockholder, in its capacity as such, hereby waives and acknowledges and agrees that it shall not have, and shall not attempt to exercise or assert, any right of contribution or indemnity or any claim whatsoever against the Company or any Company Subsidiary or any officer, director, employee, agent, accountant or representative of any of the foregoing (in its capacity as such), in connection with any matter with respect to which any indemnity is sought by Parent or Sub pursuant to any Transaction Document. Without limiting the generality of the foregoing, the Stockholder hereby waives and discharges, on its behalf and on behalf of all of its controlled Affiliates, all claims, demands, debts, rights, causes of action or liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, in law, equity or otherwise, against the Company or any of the Company Subsidiaries arising our of or relating to the Stockholder’s status as a stockholder of the Company prior to and up to the Effective Time.

     (b) The Stockholder agrees that, except for any rights to indemnification under the Merger Agreement and other rights under the Transaction Documents, the only consideration to which it is entitled in connection with the Merger is the amount determined pursuant to Article II of the Merger Agreement.
     (c) The Stockholder understands, agrees and acknowledges that it does not have, and this Agreement shall not create, any right to assert any claim of any kind against the Parent or the Sub in the event that the Closing does not occur for any reason and that, in such event (i) the maximum aggregate liability of the Parent and the Sub for any losses or damages of any kind or description resulting therefrom shall be limited to the Termination Fee pursuant to Section 10.5(c) of the Merger Agreement, (ii) the maximum liability of the Guarantors, directly or indirectly, resulting therefrom shall be limited to the express obligation of the Guarantors under the Limited Guarantees and (iii) in no event shall the Stockholder seek, or permit the Company to seek, equitable relief or any money damages in excess of the amount provided for thereunder from the Parent, the Sub or the Guarantors or any of their respective stockholders, partners, members, Affiliates, directors, officers, employees or agents in connection therewith. Nothing in this Section 3.4(c) shall be deemed to limit in any way the ability of the Company to exercise any of its rights under the Merger Agreement, including under Section 10.5 thereof, in accordance with the terms thereof.
     3.5. Tax Refunds; Tax Credits; Tax Benefits.
     (a) Subject to the provisions of Section 3.5(b), the Company and the Company Subsidiaries shall be entitled to any Tax refund, Tax credit or Tax Benefit that is received after the Closing Date with respect to Taxes of the Company or any of the Company Subsidiaries.
     (b) If there is an adjustment to the amount of Tax (without regard to interest, penalties, or additions to tax) (a “Tax Adjustment”) of the Company or any of the Company Subsidiaries for which the Parent Indemnitees shall have been indemnified pursuant to Section 7.1(a) of the Merger Agreement (an “Indemnified Tax Adjustment”) and such Tax Adjustment arises from the deferral or disallowance of a deduction, credit or loss that results in the allowance of a deduction (including any loss carryforward) or credit to the Company or any Company Subsidiary in any Tax Period and such allowance produces a Tax refund, Tax credit or Tax Benefit, the Company shall, within 30 days of receipt thereof, deliver the amount of such Tax refund, Tax credit or Tax Benefit as provided in Section 3.5(f) below, to the extent of the amount of the Indemnified Tax Adjustment, subject to Section 3.5(c).
     (c) If the amount of any Tax Adjustment referred to in the preceding paragraph exceeds the amount of the related Indemnified Tax Adjustment, the Company and the Company Subsidiaries shall be entitled to retain the resulting Tax refund, Tax credit or Tax Benefit up to the amount of such excess.
     (d) For purposes of this Section 3.5, a Tax refund, Tax credit or Tax Benefit shall be treated as having been “received” when it results in an actual refund of Taxes previously paid or an actual reduction in Taxes otherwise payable as reported on the Company’s or the applicable Company Subsidiary’s Tax Returns (other than estimated Tax Returns) as filed or subsequently adjusted.

     (e) Subject to the other provisions of this Section 3.5, if the Stockholder or any Affiliate of the Stockholder receives any Tax refund or credit after the Closing Date with respect to the Taxes of the Company or any of the Company Subsidiaries, the Stockholder shall, within 30 days, pay the amount of such Tax refund or credit (together with any interest received in connection with such Tax refund or credit) to the Company. Any payment made after such 30-day period shall include interest at the prime rate as published in the Wall Street Journal calculated on a daily basis accrued from the final day of the 30-day period until the date of payment.
     (f) Any amount that is delivered by the Company under Section 3.5(b) shall be treated for all purposes of Section 8.4 of the Merger Agreement and of this Stockholder Agreement as reducing the amount that the Parent Indemnitees have been paid pursuant to Article VII and/or Article VIII of the Merger Agreement. Any amount to be delivered by the Company pursuant to Section 3.5(b) (i) prior to the Distribution Date (as defined in the Escrow Agreement) shall be delivered to the Escrow Agent to be held and disbursed under the terms of the Escrow Agreement and (ii) on or after the Distribution Date shall be (x) delivered to the Representative to be distributed to the Stockholders who contributed to such indemnity, in proportion to such contributions, (y) delivered to the Escrow Agent to be held and disbursed under the terms of the Escrow Agreement or (z) retained by the Company, in each case as determined under the terms of the Escrow Agreement as if the amount to be delivered had been held in the Escrow Account from the Closing Date to the Distribution Date (in each case net of any applicable withholding tax).
     3.6. Availability of Liquid Resources. During the Extended Survival Period, the Stockholder will have liquid resources or continuing access to liquid resources (including, without limitation, retaining amounts distributed by the Representative to the Stockholder in connection with any release to the Representative under Section 8(a)-(d) of the Escrow Agreement to the extent necessary to comply with this Section 3.6) at least equal to its Pro Rata Portion of the lesser of (x) 25% multiplied by the Escrow Deposit (as defined in the Escrow Agreement) and (y) the sum of (A) the amount of the Escrow Deposit released to the Representative under Section 8(a)-(d) of the Escrow Agreement, plus (B) any amounts delivered by the Company to the Representative pursuant to Section 3.5(f) above, in each case plus interest payable pursuant to the last sentence of Section 4.1(b)(i); provided, that such lesser amount shall be reduced, from time to time, by the amount of any indemnification payments it has made pursuant to Section 4.1(b) (the “Available Capital Amount”). Following the Extended Survival Period, the Stockholder will have liquid resources or continuing access to liquid resources at least equal to the lesser of (1) the Available Capital Amount, and (2) its Pro Rata Portion of the Claim Amount set forth in each Indemnification Claim Notice and Notice of Audit Amount pending as of the termination of the Extended Survival Period, in each case until such time as such Indemnification Claim Notice or Tax Audit reflected in such Notice of Audit Amount, as applicable, and any contests with respect thereto, have been resolved. For the avoidance of doubt, this Section 3.6 shall in no event limit any of the indemnification obligations of the Stockholder hereunder, including, without limitation, under Article IV.

ARTICLE IV
INDEMNITY
     4.1. Indemnity.
     (a) The Stockholder agrees to indemnify and hold harmless Parent and Sub from and against any and all Losses resulting from, arising out of or related to (i) any breach of any of its representations or warranties hereunder and (ii) any breach of any of its covenants hereunder. Notwithstanding the foregoing, the Stockholder’s liability in respect of any breach of Section 2.1(a) shall be limited to its pro rata portion (based upon its ownership of shares of Company Common Stock, as represented in Article II, as a percentage of all Company Common Stock held by the Primary Shareholders of any Loss (the “Pro Rata Portion”). In addition, with respect to any breach of Section 2.1(a) hereof which would not have existed but for a breach by an Additional Stockholder of Section 2.1(b) of an Additional Stockholder Agreement with respect to the Additional Stockholder’s ownership of shares of Company Common Stock or Company Options (a “Single Defaulting Stockholder Breach”), Parent and Sub agree to use commercially reasonable efforts to obtain recovery under such Single Defaulting Stockholder Breach solely from the breaching Additional Stockholder and its Affiliated Stockholder entities. To the extent that Parent and Sub are unable to realize a recovery from the breaching Additional Stockholder pursuant to the preceding sentence, Parent and Sub may seek recovery, subject to the terms and limitations herein, from all other Additional Stockholders. Each representation and warranty hereunder shall survive until six months following the statute of limitations applicable thereto. Without limiting any other limitation set forth herein, in no event shall the indemnity obligation of the Stockholder pursuant to this Agreement exceed the Stockholder’s Pro Rata Portion of the Purchase Price.
     (b)(i) The Stockholder agrees, pursuant to this subsection (and, for the avoidance of doubt, subject to the contest provisions of sections 4.1(b)(iii) and (iv)), to indemnify and hold harmless any Parent Indemnitee for amounts indemnified under Section 7.1 and Section 8.2(a)(iii) of the Merger Agreement that are either the subject of an Indemnification Claim Notice or Notice of Audit Amount delivered as provided herein prior to the end of the Extended Survival Period. Notwithstanding anything in this Agreement to the contrary, the Stockholder shall not indemnify the Parent Indemnitees (in the aggregate) for any amount in excess of its Pro Rata Portion of the lesser of (x) 25% multiplied by the Escrow Deposit (as defined in the Escrow Agreement) and (y) the sum of (A) the amount of the Escrow Deposit released to the Representative under Section 8(a)-(d) of the Escrow Agreement, plus (B) any amounts delivered by the Company to the Representative pursuant to Section 3.5(f) above, in each case plus interest payable pursuant to the last sentence of this Section 4.1(b)(i); provided, further, that the maximum amount of indemnification with respect to any Tax audit that has not been concluded by the end of the Extended Survival Period shall be the Audit Amount with respect to such Tax audit pursuant to Section 4.1(b)(iv) (subject to reduction as described therein) plus interest payable pursuant to the last sentence of this Section 4.1(b)(i). With respect to a Claim Amount (or portion thereof) that is not the subject of a Contested Notice (as described in Section 4.1(b)(iii)), the Stockholder shall pay such Claim Amount (or portion thereof) to the applicable Parent Indemnitee within 30 days of receipt of the Indemnification Claim Notice relating to such Claim Amount. With respect to a Claim Amount (or portion thereof) that is the subject of a

Contested Notice, the Stockholder shall pay the amount determined with respect to such Claim Amount (or portion thereof) pursuant to Section 4.1(b)(iii) by agreement of Parent and the Representative or by resolution of the Accountant, as applicable, to the applicable Parent Indemnitee within 30 days of such agreement or resolution. Any payments made after such 30-day period shall include interest at the prime rate as published in the Wall Street Journal calculated on a daily basis from the final day of the 30-day period until the date of payment.
     (ii) In accordance with Section 7.3 of the Merger Agreement, at any time during the Extended Survival Period, Parent on behalf of any Parent Indemnitee shall deliver to the Representative a written copy of any claim notice for indemnification substantially in the form of Exhibit C (a “Tax Notice”), which claim notice shall include (i) a statement as to the amount of Taxes (and related fees and costs described in Section 7.1(d) of the Merger Agreement) relating to the claim subject to such Tax Notice (a “Tax Amount”) and (ii) the calculation and explanation required by Section 7.3(b) of the Merger Agreement. In accordance with Section 8.3 of the Merger Agreement, at any time during the Extended Survival Period, Parent on behalf of any Parent Indemnitee may deliver to the Representative a written copy of any claim notice for indemnification pursuant to Section 8.2(a)(iii) of the Merger Agreement substantially in the form of Exhibit D (an “E&O Notice”, and/or a Tax Notice, as the case may be, an “Indemnification Claim Notice”), which E&O Notice shall include (i) a statement as to the amount of the claim subject to such E&O Notice (an “E&O Amount”, and/or a Tax Amount, as the case may be, a “Claim Amount”) and (ii) the explanation required by Section 8.3(b) of the Merger Agreement.
     (iii) The Representative may contest any Indemnification Claim Notice, if it reasonably believes there is a basis for disputing such Indemnification Claim Notice or disagrees with the related Claim Amount, by giving written notice (a “Contested Notice”) to the Parent prior to the thirtieth calendar day following the date of receipt by the Representative of such Indemnification Claim Notice. Such Contested Notice shall set forth, in reasonable detail, each disputed item or amount and the basis of the Representative’s disagreement. Unless the Representative delivers such Contested Notice, the Representative will be deemed to agree with and be bound by the amounts set forth in such Indemnification Claim Notice. The Parent and the Representative first shall attempt in good faith to resolve all of the issues set forth in such Contested Notice prior to the twentieth calendar day following the date of receipt by the Parent of such Contested Notice. In the event that the Parent and the Representative cannot reach an agreement during such negotiation period with respect to any portion of such Claim Amount then such dispute shall be resolved by the Accountant. The fees of the Accountant shall be borne equally by the Parent and the Primary Shareholders, in the latter case on a several basis based on their Pro Rata Portion. At its option, the Primary Shareholders’ half may be paid by the Representative, subject to reimbursement pursuant to Section 6.7. The resolution of the Accountant shall be binding on the Representative, the Stockholders and the Parent.
     (iv) Prior to the expiration of the Extended Survival Period, Parent on behalf of any Parent Indemnitee may deliver to the Representative a notice indicating the Audit Amount (a “Notice of Audit Amount”). The term “Audit Amount” shall mean a reasonable and good faith estimate of the amount of Taxes subject to indemnification under Section 7.1(a) of the Merger Agreement (and related fees and costs described in Section 7.1(d) of the Merger Agreement) that it is more likely than not that any Parent Indemnitee will be required to pay in connection with any Tax audit (in respect of which notice has been given under Section 7.5(g) of the Merger

Agreement prior to the end of the Extended Survival Period) that has been previously commenced and not concluded as of the expiration of the Extended Survival Period. If the Parent does not receive a written objection from the Representative with respect to the Audit Amount (an “Audit Objection”) prior to the thirtieth calendar day following the date the Representative receives notice of the Audit Amount, the Representative shall be deemed to have accepted the Audit Amount specified by the Parent, and such amount shall be the Audit Amount. If, prior to such thirtieth calendar day, the Parent receives an Audit Objection, any dispute with respect to the Audit Amount shall be resolved as provided in Section 4.1(b)(iii), provided that any dispute with respect to the Audit Amount shall be resolved in favor of the Parent if the Accountant determines that the Audit Amount estimated by the Parent is reasonable.
     (v) The Parent on behalf of the Parent Indemnitees shall have 15 days after the occurrence of a Final Tax Determination to deliver to the Representative a Tax Notice under Section 4.1(b)(ii) hereof with respect to any Taxes (and related fees and costs described in Section 7.1(d) of the Merger Agreement) paid or incurred arising out of any Tax audit that was the subject of an Audit Amount. As used herein, “Final Tax Determination,” with respect to any Tax period with respect to which such audit relates, means the first to occur of (i) a decision, judgment, decree or other order by the United States Tax Court or any other court of competent jurisdiction becoming final and unappealable, (ii) the execution of a closing agreement under Section 7121 of the Code or a comparable provision of any state, local or foreign tax law that is binding against the IRS or other taxing authority, (iii) any other final settlement with the IRS or other taxing authority, or (iv) the expiration of any applicable statute of limitations (including any applicable extensions thereof).
     4.2. Procedure for Third Party Claims. Any indemnity under this Article IV involving a claim of any Person which is not the Company, any Affiliate of the Company or a party hereto (a “Third Party Claim”) shall be subject to the procedural requirements set forth in Section 8.3 of the Merger Agreement, mutatis mutandis.
ARTICLE V
DEFINITIONS
     Definitions of Certain Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth herein and, to the extent not defined herein, shall have the meanings assigned to such terms in the Merger Agreement; provided that all capitalized terms defined in this Agreement that are defined in the singular shall have a comparable meaning when used in the plural and vice versa.
ARTICLE VI
GENERAL PROVISIONS
     6.1. Modification; Waiver. This Agreement may be amended or modified only by a written instrument executed by the parties hereto. Any of the terms and conditions of this Agreement may be waived in writing at any time on or prior to the Closing Date by the party entitled to the benefits thereof. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.
     6.2. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, documents, projections, financial data, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective Affiliates, representatives and agents in respect of the subject matter hereof.
     6.3. Termination. This Agreement (a) may be terminated at any time prior to the Closing Date by mutual written consent of the parties hereto and (b) shall be automatically terminated if the Merger Agreement has been terminated pursuant to its terms. If this Agreement is terminated as provided in this Section 6.3, this Agreement shall become null and void and of no further force or effect, provided, that nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.
     6.4. Notices. All notices, requests, demands and other communications hereunder shall be in writing (including facsimile transmission) and shall be given or made as follows:
(a)	if to the Stockholder to:

Fidelity National Financial, Inc. 601 Riverside Avenue Jacksonville, FL 32204 Facsimile Number: (904) 357-1005 Attention: General Counsel

with a copy to:

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, New York 10019 Facsimile Number: (212) 259-6333

Attention: Gary D. Boss
Robert S. Rachofsky

(b)	if to Parent or Sub to:

Columbus Midco Holdings, Inc. Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

with copies to:

Stone Point Capital LLC 20 Horseneck Lane Greenwich, CT 06830-6327 Facsimile Number: (203) 625-8357 Attention: David J. Wermuth, Esq., Senior Principal and General Counsel

Hellman & Friedman LLC One Maritime Plaza 12th Floor San Francisco, CA 94111 Facsimile Number: (415) 788-1076 Attention: Arrie R. Park, Esq., General Counsel

and

Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Facsimile Number: (212) 909-6836 Attention: Stephen R. Hertz, Esq.
or to such other address or facsimile number or to such other Person as any party hereto shall have last designated by notice to the other party. All such notices, requests or other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the succeeding Business Day in the place of receipt.
     6.5. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that any assignment (other than by operation of law) by any party hereto shall require the prior written consent of the other party and any purported assignment or other transfer without such consent shall be void and unenforceable. Notwithstanding the foregoing, (i) Parent and Sub may each assign its rights hereunder by way of security in connection with any financing and the secured party may assign such rights by way of any exercise of remedies in connection therewith and (ii) Parent may assign this Agreement and all of its rights and obligations hereunder to an Affiliate, provided that Parent remains liable for the performance thereof in the event that such Affiliate fails to perform.
     6.6. Third Party Beneficiaries. The parties hereto agree that the Company is a third party beneficiary of Section 1.1 hereof , FSC is a third party beneficiary of Section 1.3 hereof, Fidelity National Financial, Inc. is a third party beneficiary of Section 6.7 hereof and that upon the Effective Time, the Company shall become a third party beneficiary of all of the other representations, warranties, agreements, covenants, waivers and acknowledgments of the Stockholder set forth herein. Except as provided for in this Section 6.6, nothing in this Agreement shall confer any rights upon any Person that is not a party or a successor or permitted assignee of a party to this Agreement. The Stockholder hereby undertakes to promptly deliver a fully-executed copy of this Agreement to the Company in accordance with Section 228(a) of the DGCL to effectuate under such Section 228(a) the written consent of the Stockholder set forth in the Section 1.1.
     6.7. Representative. The Stockholder irrevocably appoints Fidelity National Financial, Inc. to act as the designated representative, agent and attorney-in-fact of the Stockholder with full authority to make all decisions and determinations and to take all actions required or permitted under or relating to the Merger Agreement and the Escrow Agreement on behalf of the Stockholder (but not with respect to this Agreement, other than Sections 3.5(b) and 4.1(b) hereof) (such Person, in such capacity, the “Representative”), including (i) approving any of the documents required to be delivered by the Stockholder on or after the Closing Date, (ii) approving or contesting the Closing Statement or the Initial Common Stock Cash Consideration adjustments, as set forth in Article II of the Merger Agreement, and any other matter provided for in Article II of the Merger Agreement, (iii) administering any matter on behalf of the Stockholder pursuant to the Escrow Agreement, agreeing to the settlement of any matter thereunder and otherwise handling and negotiating any matter relating thereto, (iv) agreeing to any waiver, consent or amendment under the Merger Agreement, (v) distributing to the Stockholder any portion of any consideration payable to the Stockholder under the Merger Agreement after the Closing Date, (vi) sending, receiving and reviewing notices under the Merger Agreement on behalf of the Stockholder, (vii) handling any of the matters referred to in Sections 3.5(b) and 4.1(b) hereof on behalf of a Stockholder and (viii) appointing a successor Representative in the event of the resignation or death of the then current Representative. The Stockholder acknowledges that this Section 6.7 is intended to have the broadest possible scope for the purpose of promoting the efficient negotiation and handling of matters which arise under or in connection with the Merger Agreement and the Escrow Agreement (but not with respect to this Agreement, other than Sections 3.5(b) and 4.1(b) hereof). All actions taken by the Representative in connection with, or relating to, the subject matter of the Merger Agreement or the Escrow Agreement (but not with respect to this Agreement, other than Sections 3.5(b) and 4.1(b) hereof) that are within the authority conferred upon the Representative pursuant to this Section 6.7 shall be deemed authorized, approved, ratified and confirmed by the Stockholder, having the same force and effect as if performed pursuant to the direct authorization of the Stockholder. Subject to the terms of the Escrow Agreement, the Representative shall be entitled, absent gross negligence or bad faith, to indemnification in connection with the performance by the Representative of its rights and obligations pursuant to this Section 6.7 and/or under the Escrow Agreement, which indemnification shall be satisfied solely by having recourse against the Escrow Funds; provided, that, subject to Section 7 of the Escrow Agreement, any such indemnification of the Representative shall be subject and strictly subordinated to any rights of the Parent and the other Indemnified Parties against the Escrow Fund pursuant to the Escrow Agreement, with no Escrow Funds to be paid to the Representative until the Parent and the Indemnified Parties have no further rights thereto and such funds are about to be returned to the Holders; provided, further, that to the extent that the Escrow Funds are insufficient to so indemnify the Representative, the Stockholder shall indemnify the Representative for its Pro Rata Portion of such shortfall. The Stockholder agrees that Parent shall be entitled to rely upon, without independent investigation, any act, notice, instruction or communication from the Representative on behalf of the Stockholder and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications or writings given or executed by the Representative. The Stockholder further agrees that Parent shall be entitled to disregard any notices or communications given or made by the Stockholder in connection with the Merger Agreement (but not with respect to this Agreement, other than Sections 3.5(b) and 4.1(b) hereof) unless given or made through the Representative.
     6.8. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.
     6.9. Facsimile. This Agreement, to the extent signed and delivered by means of facsimile transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding effect as if it were the original signed version thereof delivered in person. No party hereto shall claim that this Agreement is invalid, not binding or unenforceable based upon the use of facsimile transmission to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of facsimile transmission, and each such party forever waives any such claim or defense.
     6.10. Severability. If any provision of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions contained herein invalid, inoperative or unenforceable to any extent whatsoever.
     6.11. Interpretation. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. All references herein to a Section, Article, Exhibit, Schedule or Recital are to a Section, Article, Exhibit, Schedule or Recital of or to this Agreement, unless otherwise indicated and the words “hereof”, “hereto”, “herein” and “hereunder” will be deemed to refer to this Agreement as a whole and not to any particular provision. The words “includes” and “including” will be deemed to be followed by the words “without limitation” whenever used.
     6.12. Governing Law. This Agreement shall be governed in all respects, including but not limited to, as to validity, interpretation and effect, by the internal laws of the State of New York, without giving effect to its principles or rules of conflict of laws.
     6.13. Enforcement.
     (a) Notwithstanding anything to the contrary set forth herein or elsewhere, the parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State court or any Federal court of the United States of America sitting in New York City, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating hereto or thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in this Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Applicable Law.
     6.14. WAIVER.
     (a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     (b) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.14.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

FIDELITY NATIONAL FINANCIAL, INC.
By:	/s/ Brent Bickett
	Name:	Brent Bickett
	Title:	Executive Vice President, Corporate Finance

COLUMBUS MIDCO HOLDINGS, INC.
By:	/s/ David R. Tunnell
	Name:	David R. Tunnell
	Title:	Director

COLUMBUS MERGERCO, INC.
By:	/s/ David R. Tunnell
	Name:	David R. Tunnell
	Title:	Director

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